Exhibit 10.7

2004 Executive Stock Incentive Plan
Time-Based Restricted Stock Unit Award

Reynolds and Reynolds (Canada) Limited (the “Company”), hereby awards to Recipient this Time-Based Restricted Stock Unit (“Restricted Stock Unit”) effective as of the Award Date. This award is subject to all of the terms and conditions of this Restricted Stock Unit and The Reynolds and Reynolds Company 2004 Executive Stock Incentive Plan (the “Plan”). Unless otherwise specified, capitalized terms have the meanings specified in the Plan. The terms and conditions of the Plan are incorporated by reference and govern except to the extent that this Restricted Stock Unit provides otherwise.

Recipient Name:

Award Date:

Vest Date:

Award Number:

Award Shares:

Shares subject to Time-Based Restricted
Stock Unit (“Award Shares”)

By accepting this Restricted Stock Unit and any Award Shares issued pursuant to this Restricted Stock Unit, Recipient acknowledges receipt of a copy of the Plan. Recipient represents that Recipient has read and understands the terms of the Plan and this Restricted Stock Unit, and accepts this Restricted Stock Unit subject to all such terms and conditions. Recipient also acknowledges that he or she should consult a tax advisor regarding the tax aspects of this Restricted Stock Unit and that Recipient is not relying on the Company for any opinion or advice as to personal tax implications of this Restricted Stock Unit.

For all purposes of this Restricted Stock Unit, the Restriction Period shall mean the period beginning on the Award Date and ending on [MERGE – VEST DATE].

Recipient acknowledges that the Award Shares are subject to tax and that the number of Award Shares actually received by Recipient will be reduced on account of the Recipient’s tax liability.

IN WITNESS WHEREOF, this Restricted Stock Unit has been executed by the Company to be effective as of the Award Date specified hereon.

REYNOLDS AND REYNOLDS (CANADA) LIMITED

Terms and Conditions

1.	Terms and Provisions of Restricted Stock Unit. Under the authority of the Plan, as of the Award Date, the Company has awarded to the Recipient the Restricted Stock Unit, which represents a contingent entitlement of the Recipient to the Award Shares subject to the following conditions based upon the continuous service of the Recipient during the Restriction Period:

a.	Service. If the Recipient remains employed by The Reynolds and Reynolds Company and/or a Subsidiary during the Restriction Period, then all of the Restricted Stock Units shall vest following the end of the Restriction Period.

b.	Intervening Qualifying Events. If the Recipient does not remain employed by The Reynolds and Reynolds Company and/or a Subsidiary during the Restriction Period because of a Qualifying Event, then, as of the date on which such Qualifying Event occurs all Restricted Stock Units shall vest,

c.	Other Termination of Employment. If the Recipient ceases to be employed by The Reynolds and Reynolds Company and/or a Subsidiary during the Restriction Period for any reason other than a Qualifying Event, then, as of the date on which the Recipient’s employment by The Reynolds and Reynolds Company and/or a Subsidiary ceases, all Restricted Stock Units shall immediately be forfeited.

d.	Voting, Dividend & Other Rights. Restrictions & Limitations. Except as otherwise provided in this Restricted Stock Unit the terms of the Plan shall control as to voting, dividends and other rights, restrictions and limitations. Recipients will not be entitled to voting rights, but will receive a cash payment equivalent to any declared dividend on the common stock of The Reynolds and Reynolds Company.

2.	Tax Consequences. Upon exchange and receipt of Award Shares, the full fair market value of the Award Shares will be reported by the Company as employment income to the Recipient. The Company will withhold tax and other amounts required by law to be withheld in respect of this income. Such withholding will reduce the number of Award Shares received by the Recipient. Recipients should consult a tax advisor with respect to the tax treatment of holding and disposing of Award Shares.

3.	Interpretation. Any dispute regarding the interpretation of this Restricted Stock Unit shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Recipient.

4.	Entire Agreement and Other Matters. The Plan is incorporated herein by this reference. This Restricted Stock Unit and the Plan constitute the entire agreement of the parties hereto. This Restricted Stock Unit and all rights and awards hereunder are void ab initio unless the Recipient agrees to be bound by all terms and provisions of this award and the Plan.